UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 12, 2026

NOCERA, INC.

(Exact name of registrant as specified in charter)

Nevada	001-41434	16-1626611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3F (Building B), No. 185, Sec. 1, Datong Rd., Xizhi Dist., New Taipei City Taiwan 221, ROC

(Address of principal executive offices and zip code)

(886) 910-163-358

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NCRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 12, 2026, Nocera, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”), which was conducted virtually.

As of the close of business on October 29, 2025, the record date as determined by the Company’s Board of Directors (the “Board”), there were 14,373,597 shares of the Company’s common stock, par value $0.001 per share, outstanding and entitled to vote, with each share entitled to one vote.

At the Annual Meeting, 12,552,055 shares of the Company’s common stock were represented in person or by proxy, representing approximately 87.33% of the outstanding shares entitled to vote. The presence of these shares constituted a quorum pursuant to the Nevada Revised Statutes and the Company’s Amended and Restated Bylaws.

The final voting results for each matter submitted to a vote of stockholders at the Annual Meeting were as follows:

1.	Election of Directors:
The following five (5) nominees were elected to serve as directors of the Company until the next annual meeting of stockholders or until their successors are duly elected and qualified:

Name	Votes For	Withheld	Abstain	Broker Non-Votes
Andy Chin-An Jin	12,551,955	0	100	0
Sean Fislon	12,551,955	0	100	0
Hui-Ying Zhuang	12,551,955	0	100	0
Yiwen Zhang	12,551,955	0	100	0
Song-Yuan Teng	12,551,955	0	100	0

Because directors are elected by a plurality of the votes cast, votes “against” do not affect the outcome of the election. There were no broker non-votes with respect to the election of directors.

2.	Ratification of Independent Registered Public Accounting Firm:

Stockholders voted on a proposal to ratify the appointment of Enrome LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

Votes For	Votes Against	Abstentions
12,551,955	100	0

The proposal was approved.

3.	Approval of Series B Convertible Preferred Stock Issuance (Nasdaq Listing Rule 5635(d)):

Stockholders voted on a proposal, for purposes of complying with Nasdaq Listing Rule 5635(d), to approve the potential issuance of shares of the Company’s common stock upon conversion of the Company’s Series B Convertible Non-Voting Preferred Stock in excess of 19.99% of the Company’s issued and outstanding shares of common stock at a price that may be less than the Nasdaq Minimum Price, as defined in Nasdaq Listing Rule 5635(d).

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Votes For	Votes Against	Abstentions
12,551,755	300	0

The proposal was approved.

4.	Approval of Reverse Stock Split Amendment:

Stockholders voted on a proposal to approve an amendment to the Company’s Amended and Restated Articles of Incorporation to effect a reverse stock split of the Company’s issued and outstanding common stock at any time over the next year at a ratio in a range of not less than one-for-five (1:5) and not greater than one-for-one-hundred (1:100), with the final effective date and ratio to be determined by the Board in its discretion.

Votes For	Votes Against	Abstentions
12,551,753	302	0

The proposal was approved.

5.	Approval of Authorized Share Increase:

Stockholders voted on a proposal to approve an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock from 200,000,000 to 2,000,000,000.

Votes For	Votes Against	Abstentions
12,551,955	100	0

The proposal was approved.

6.	Approval of Convertible Note Issuance (Nasdaq Listing Rule 5635(d)):

Stockholders voted on a proposal, for purposes of complying with Nasdaq Listing Rule 5635(d), to approve the potential issuance of shares of the Company’s common stock upon conversion of the senior secured convertible notes issued and issuable pursuant to that certain Securities Purchase Agreement, dated as of October 31, 2025, in excess of 19.99% of the Company’s issued and outstanding shares of common stock at a price that may be less than the Nasdaq Minimum Price, as defined in Nasdaq Listing Rule 5635(d).

Votes For	Votes Against	Abstentions
12,551,955	100	0

The proposal was approved.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOCERA, INC.

Date: January 14, 2026	By: /s/ Andy Ching-An Jin
Name: Andy Ching-An Jin Title: Chief Executive Officer

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